DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 74U AND 74V.

FOR PERIOD ENDING 4/30/2010

FILE NUMBER 811-8194

SERIES NO.: 7 ALPS/RED

ROCKS LISTED PRIVATE EQUITY FUND

72DD.

1. Total income dividends for which record date passed during the period

Class A

$5411

2.  Dividends for a second class of open-end company shares

Class I

$2410

Class R

$2

73A

1.

Dividends from net investment income

Class A

  $0.5179

2.

Dividends for a second class of open-end company shares

Class I

  $0.5263

Class R

$0.5130

74U.

1.   Number of shares outstanding (000's Omitted)

Class A

12,986

2.  Number of shares outstanding of a second class of open-end company shares (to nearest cent)

Class I

8,696

Class R

   4

74V.

1.   Net asset value per share (to nearest cent)

Class A

$5.17

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

Class I

$5.19

Class R

$4.73

FOR PERIOD ENDING 4/30/2010

FILE NUMBER 811-8194

SERIES NO.: 9 CLOUGH CHINA FUND

72DD.

1. Total income dividends for which record date passed during the period

Class A

$59

2.  Dividends for a second class of open-end company shares

Class C

$0

Class I

$87

Class Z

$95

73A

1.  Dividends from net investment income

Class A

$0.0691

      2.  Dividends for a second class of open-end company shares

Class C

$0.0000

Class I

$0.1476

Class Z

$0.0000

74U.

1.   Number of shares outstanding (000's Omitted)

Class A

  1,576

2.  Number of shares outstanding of a second class of open-end company shares (to nearest cent)

Class C

   425

Class I

 819

74V.

1.   Net asset value per share (to nearest cent)

Class A

$18.21

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

Class C

$17.89

Class I

$18.41